AccelPath, LLC Provides Business Plan Overview for 2012

GAITHERSBURG, MD and WESTWOOD, MA - February 15, 2012 - AccelPath, LLC, ("AccelPath" or the "Company"), a wholly-owned and operating subsidiary of Technest Holdings, Inc. (OTCBB: TCNH.OB), provides its business plan overview for 2012.  AccelPath was acquired by and took over operating control of Technest Holdings, Inc. on March 4, 2011.

Before 2012, the Company was developing its core workflow technology.  A portion of this development enabled completing the "loop" of total digital transfer of pathology case information from histology laboratories to prominent institutional pathologists and back to referring physicians.  These physicians require accurate, reliable pathology reports to immediately begin patient treatments. The Company began generating revenues in 2011 utilizing its newly-developed technology.

"We are pleased that, since AccelPath was formed, we have been able to achieve our growth and infrastructure development objectives," said Shekhar Wadekar, the Company's Chief Executive Officer. "We believe 2012 should be another exciting year for the Company, particularly as we expect to implement our digital pathology workflow solution, continue to expand our services and increase customer penetration using our successful and motivated sales force. With our experienced management team, we expect to meet the milestones we have established for 2012 and beyond."

About AccelPath

AccelPath provides technology solutions that play a key role in delivering information required for diagnosis of diseases and other pathologic conditions with and through its associated institutional pathologists. The medical institutions, with whom the Company partners, prepare comprehensive diagnostic reports of a patient's condition and consult with referring physicians to help determine the most appropriate treatment. Such diagnostic reports enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients' health in a cost-effective manner. The Company seeks out referring physicians and histology laboratories in need of high-quality pathology interpretations and manages HIPAA-compliant digital case delivery and reporting while developing comprehensive solutions for managing medical information.

AccelPath is currently focused on the $14 billion anatomic pathology market in the US. The Company's business model builds upon the expertise of experienced pathologists to provide seamless, reliable and comprehensive pathology and special test offerings to referring physicians using conventional and digital technologies. The Company establishes longstanding relationships with the referring physicians as a result of focused delivery of its partner's diagnostic services, personalized responses and frequent consultations, and its proprietary flexible information technology, or IT, solutions that are customizable to the referring physicians' or laboratories as well as the pathologists' needs. Such diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients' health in a cost-effective manner. AccelPath's IT and communications platform enables it to efficiently and securely deliver diagnostic reports to referring physicians. In addition, AccelPath's IT platform enables close tracking and monitoring of medical statistics.

Technest focuses on the design, research, development and integration of three-dimensional imaging devices and systems primarily in the healthcare industries. The Company also develops solutions and intelligent surveillance devices and systems, as well as three-dimensional facial recognition systems for security and law enforcement agencies. Historically, the Company's largest customers have been the National Institutes of Health and the Department of Defense. The Company's solutions leverage several core proprietary technology platforms, including 3D imaging technologies.

Additional Company information may be found on the Internet at:

www.accelpath.com

Forward-Looking Statements

This press release contains certain "forward-looking statements" relating to the business of the Company, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "intend," "estimate," "believe," "project," "continue," "plan," "forecast," or other similar words, or the negative thereof, unless the context requires otherwise. These statements include, but are not limited to, statements about the Company's expected future performance and achievement of milestones.  The results anticipated by any or all of these forward-looking statements may not occur. In addition, these statements reflect management's current views with respect to future events and are subject to numerous risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in or implied by these forward-looking statements. Factors that could affect those results include, but are not limited to, the acceptance of our solutions in the marketplace, the efforts of our sales force, general economic conditions, and those described in the Company's reports on Forms 8-K, 10-Q and 10-K and proxy statements and information statements, which have been or will be filed by the Company with the Securities and Exchange Commission (the "SEC"), including without limitation under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed on October 13, 2011. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company's ability to control or predict. The Company undertakes no obligation and expressly disclaim any obligation, to revise or publicly update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:

AccelPath, LLC.

Robert Weinstein, Business Development

917.837.4543

ir@accelpath.com

or

Shekhar Wadekar, Chief Executive Officer

781.269.2120